EXHIBIT 10.8

                              CONSULTING AGREEMENT

         CONSULTING AGREEMENT (the "Agreement") dated and effective this 1st day of March 2005 by and among INCOMM HOLDINGS CORP., a Florida corporation ("InComm") and DATABASE ENGINEERING CONSULTING, INC., a Florida corporation ("Consultant") and ANGEL PROL, a resident of the State of Florida ("Prol").

         WHEREAS, InComm is in the business of providing broadband telephone service utilizing Voice over Internet Protocol technology ("VoIP") for consumers and other parties; and

         WHEREAS, the Consultant is willing to provide the services of Prol on an exclusive basis during the term of this Agreement for the purposes and under the conditions described hereafter; and

         WHEREAS, Prol is willing to provide his services for the purposes hereinafter described during the term of this Agreement;

         NOW, THEREFORE, in exchange for the mutual covenants and obligations contained herein and subject to InComm's first trench of funding, the parties agree as follows:

   1. CONSULTING SERVICES.

         1.1 SERVICES TO BE PROVIDED. Upon the terms and subject to the conditions contained in this Agreement, Consultant hereby agrees, through the provision of services of Prol on a full time basis, to advise and consult with Company relating to VoIP and IP solutions, including, without limitation, the following consulting services and functions in relation to InComm ("Consulting Services"):

         1.2 CONSULTANT:

            (a) TECHNOLOGY. Insights, advice and consulting on new, existing, obsolete and future technology applications relevant to the VoIP and IP industry and its impact on InComm;

            (b) MARKETING. Insights into market conditions and the manner and basis for reacting to evolving market conditions;

            (c) COMPETITION. Advice, insights and consulting on competitive conditions in the industry, their impact on InComm and recommendations as to potential options and solutions in relation to the market;

            (d) STRATEGY AND PRODUCTS. Formulation, advice and consulting regarding strategies relevant to products and services to be provided by InComm;

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            (e) INTRODUCTIONS. Introduction of InComm to other companies and/or individuals in contemplation of strategic partnerships and relationships for InComm;

            (f) PLANNING. Undertake InComm planning efforts and formulating response to technological and market conditions;

            (g) EQUIPMENT. Advice, insights and recommendations relevant to the acquisition and/or leasing of any equipment, maintenance and use of such equipment in furtherance of InComm's goals; and

            (h) SALES. Assist in the development and implementation of customer specific solutions when conducting any and all wholesale, retail, national and international sales efforts as directed by Company.

         1.3 PROL:

            (a) INTEGRATED SYSTEM SOLUTIONS. Conduct ongoing development of complex PBX, voice mail and call center resource requirements. Shall manage and coordinate projects to build and/or implement comprehensive integrated system solutions for InComm customers and internal audits as well as coordinate vendor related communications, including billing.

            (b) SYSTEMS AND APPLICATIONS. Install and configure systems and applications supporting product technology environments; development, testing, preview and production. Shall continuously monitor performance and manage/execute all moves, adds, changes, internal and external reporting. Implement and maintain best practices for server operations, including run books, logs and change management processes.

            (c) SOFTWARE AND HARDWARE TECHNOLOGY. Installation and support of hardware and software for development, test and staging servers, source code control, operational data store; providing operational support for rollout of new releases in the production environment. Create "Jump Start" programs to automate and expedite the delivery of server resources into development and production environments.

            (d) MANAGEMENT. Manage and maintain the source code control system. Support development teams in the development of deployment scripts and installation procedures. Maintain the defect and issues tracking system and multi-tier web application environment for development and test.

         1.4 TIME AFFORDED BY PROL. Prol will provide his services to InComm on a full time basis during the term of this Agreement.

         1.5 TERM. The term of this Agreement shall be three years from the date hereof.

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         1.6 CAPACITIES. Prol shall serve as System Administrator of InComm.

   2. COMPENSATION. Consultant shall receive during the term of this Agreement on a monthly basis a fee in the amount of $6,000, payable bi-weekly for the services of Prol and related services starting on the fourth month of the term of this Agreement. Bonuses shall be paid based on meeting and exceeding goals to be established.

         (a) STOCK OPTION. Subject to the performance of Sections 1.2 and 1.3 and Board of Directors approval, Consultant shall receive options to purchase Three Hundred Thousand, (225,000) shares of InComm's common stock at a price per share of $0.01 ("Shares"). The Shares underlying the Stock Option shall vest immediately upon the Company recording annual Gross Revenues, as defined in the business plan, equal to no less than $20 million, providing however, that a prorated number of Shares underlying the Stock Options shall vest at the end of the Calendar year should the Company only record annual Gross Revenue equal to no less than $10 million.

         (b) INSURANCE AND BENEFITS. InComm shall as soon as practical, provide and cover medical and other insurance premiums, to include, Health, Dental, Death and Dismemberment insurance.

   3. EXPENSES. Unless otherwise approved by Company either in advance or in general, Consultant shall bear all expenses incurred by it and Prol.

   4. NON-INTERFERENCE. Consultant and Prol, jointly and severally, undertake that, during the term of this Agreement and for a period of 36 months thereafter, each of them will not, directly or indirectly (whether as an individual, sole proprietor, partner, stockholder director, officer, employee or in any other capacity as principal or agent), do any of the following:

         (a) hire, or attempt to hire, for employment any person who is or was an employee of InComm or any of its affiliates within the twelve-month period prior to the date of termination of this Agreement, or attempt to influence any such person to terminate its employment by InComm or any such affiliate;

         (b) in any other manner interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between InComm and its affiliates, on the one hand, and any of their respective employees, on the other hand, or disparage the business or reputation of InComm or its affiliates to any such persons;

         (c) solicit, service or accept any actual or prospective accounts, clients or customers of InComm or its affiliates who were such at any time during the term of this Agreement; (d) influence or attempt, directly or indirectly, to influence any of the accounts, customers or clients to transfer their business or patronage from InComm or any of its affiliates to any other person or company engaged in similar business;

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         (e) assist any person or company soliciting, servicing or accepting any of the accounts, customers or clients of InComm or any of its affiliates;

         (f) in any other manner interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between InComm or any of its affiliates, on the one hand, and any of the customers or clients, on the other hand, or any other person, or disparage the business or reputation of InComm or any of its affiliates to any such person.

   5. BLUE-PENCIL. If any court of competent jurisdiction shall at any time deem the term of any of the covenants and undertakings of Consultant under Section 4 herein to exceed permissible limits, the other provisions of Section 4 shall nevertheless stand, and the impermissible limits shall be deemed to be the maximum limitation permissible by law under the circumstances. The court in each chase shall reduce the covenant or undertaking to the least extent necessary.

   6. REMEDIES. Without intending to limit the remedies available to InComm and its affiliates, Consultant and Prol each agree that a breach of any of the covenants contained in Section 4 may result in material and irreparable injury to InComm or its affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, InComm and its affiliates shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining Consultant and/or Prol from engaging in activities prohibited by Section 4 or such other relief as may be required specifically to enforce any of the covenants in such section. Such injunctive relief in any court shall be available to InComm and its affiliates in lieu of, prior to or during the course of any other proceeding.

   7. EVENTS OF DEFAULT. The following shall constitute Events of Default:

         (a) A party's failure to perform or abide by any material term of this Agreement and the failure to cure the same within five business days following receipt of written notice of such failure;

         (b) The death of Prol;

         (c) The disability of Prol (Prol shall be disabled if he is unable, due to physical or mental condition, to perform the services to be performed by him under this Agreement for a period of more than 30 consecutive business days);

         (d) Consultant or Prol engages in fraud or dishonesty perpetrated upon InComm and/or any of its affiliates; and/or

         (e) Consultant or Prol violates in a material aspect any law, rule or regulation of the Securities and Exchange Commission, Federal Communications Commission or any other regulatory body with jurisdiction over InComm, its affiliates and/or their respective operations.

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         (f) Misappropriation of InComm's or client's property or funds by
Consultant and/or Prol.

         (g) Prol's unfitness to perform his duties on behalf of Consultant and/or InComm due to abuse of alcohol, use of illegal drugs or adjudication of a felony.

         (h) Consultant's and/or Prol's gross negligence and/or recklessness in handling, managing or overseeing operations and accounts of InComm or its clients.

         (i) Consultant and/or Prol's breach of duty of loyalty to InComm.

         (j) Insubordination by Consultant/and or Prol.


   8. TERMINATION. The following shall constitute Termination.

         (a) Both parties, at their sole discretion, shall have the right to terminate this Agreeement without cause within ninety (90) days of the effective date hereof.

         (b) Upon the occurrence of an Event of Default, the non-defaulting party shall have the right to terminate this Agreement on written notice to the defaulting party; provided, however, that no such notice shall be required upon the occurrence of the Event of Default described in subsection (b). In the event of the termination of this Agreement all rights and benefits of Consultant and Caine hereunder and all obligations of InComm hereunder shall terminate, except Consultant's rights to payment of compensation and bonuses accrued prior to termination of this Agreement. Termination shall be without prejudice to the rights of a party to seek damages or other relief arising out of a breach of this Agreement.

   9. PROPRIETARY INFORMATION. Consultant will immediately return to InComm all Proprietary Information (as defined below) in Consultant's and/or Prol's possession, custody or control in whatever form held (including copies or embodiments thereof relating thereto) upon termination of this Agreement or at any time or from time to time upon written request by InComm.

         (a) Consultant acknowledges that, in the course of performing the duties under this Agreement, Consultant may obtain information relating to products and services of InComm, which are of a confidential and proprietary nature ("Proprietary Information"). Such Proprietary Information may include, without limitation, confidential information such as computer codes, trade secrets, know-how, inventions, techniques, processes, programs, algorithms, schematics, data, customer lists, financial information and sales and marketing plans. Consultant is responsible for ensuring that all of InComm's employees and agents shall, at all times, both during and after the term of this Agreement keep in trust and confidence all such Proprietary Information, and shall not use such Proprietary Information other than in the course of Consultant's duties as expressly provided in this Agreement; nor shall Consultant/Prol or his subordinates or agents disclose any such Proprietary Information to any person without InComm's prior written consent. Consultant acknowledges that any such Proprietary

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Information received by Consultant shall be received as a fiduciary of InComm.
Consultant shall not be bound by this Section 9(a) with respect to information Consultant can document (i) at the date hereof has entered or later enters the public domain as a result of no act or omission of Consultant or employees or agents of InComm or (ii) is lawfully received by Consultant from third parties without restriction and without breach of any duty of nondisclosure by any such third party.

         (b) Consultant agrees (i) not to create or attempt to create, by reverse engineering or otherwise, the source code or internal structure of any of InComm's software products or any part thereof from the object code or from the information made available to Consultant, (ii) not to remove any product identification or notices of any proprietary or copyright restrictions from such software/hardware products or any support material, (iii) not to list or otherwise display or copy the object code of any software product, and (iv) not to copy the software products, develop any derivative works thereof or include any portion thereof in any other software program, and (v) prior to disposing of any media or apparatus, to destroy completely any Proprietary Information contained therein.

   10. NOTICES. Unless otherwise specifically provided herein, all notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid at the following addresses, and/or to such other addresses and/or persons which either party may designate by like notice:

         If to InComm:             InComm Holdings Corp.
                                   2400 East Commercial Boulevard, Suite 612
                                   Fort Lauderdale, FL 33308
                                   (954) 491-5493 FAX
                                   Attention:  Luis Alvarez, President

         If to Consultant:         Database Engineering Consulting, Inc.
                                   5666 Green Island Drive
                                   Lake Worth, Florida 33463
                                   (561) 964-0066
                                   (561) 964-0066 FAX
                                   Attention:  Angel Prol

         If to Prol:               Mr. Angel Prol
                                   5666 Green Island Drive
                                   Lake Worth, Florida  33463
                                   (561) 964-0066
                                   (561) 964-0066 FAX
                                   Attention:  Angel Prol

   11. INDEPENDENT CONTRACTOR. The relationship of Consultant and Prol to InComm shall be that of an independent contractor. Nothing herein shall create an employment relationship between the parties, or a joint venture. Each party shall pay the taxes attributable to

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it, including those, if any, arising by reason of execution of this Agreement.
Neither party shall be responsible for the taxes of the other. Subject to the terms and conditions of this Agreement, neither party shall operate under the direct or indirect supervision of the other. Moreover, neither party shall attempt, or have the right, to bind the other party to any agreement, understanding or contract with any third party. Company agrees, that unless specified and reimbursed otherwise by Company, Prol shall provide the Consulting Services from any location deemed appropriate by InComm at it's sole expense.

   12. DISPUTE RESOLUTIONS. Any dispute, controversy or claim between InComm, on the one hand, and Consultant and/or Prol, on the other hand, which arises out of, relates to or is in connection with this Agreement or the subject matter hereof, shall be settled by arbitration in the jurisdiction of the parties against whom the proceeding is initiated in accordance with the following principles:

         (i) The party demanding arbitration shall, in writing, set forth the nature of the dispute, controversy or claim;

         (ii) Each of InComm, Consultant and/or Prol shall name an arbitrator to resolve the dispute. Such arbitrators shall name a third arbitrator;

         (iii) The arbitrators, sitting as a panel, shall go carefully into the merits of the asserted dispute, controversy or claim, and shall have full and complete power, authority and jurisdiction to hear and determine any and all disputed matters and shall call, and have the power to demand, such evidence as they deem necessary to make a proper determination thereof;

         (iv) After a full and careful consideration of the dispute, controversy or claim and all matters related thereto, the arbitrators shall make a report of its finding, and such report shall be final and conclusive and shall be binding upon the parties;

         (v) A decision by any two arbitrators shall be deemed a decision by all of the arbitrators; and

         (vi) The arbitrators shall execute an award upon its decision, and such award may be entered as a final, non-appealable judgment in any court having jurisdiction.

   13. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

   14. WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and only a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance, hereof may waive the terms and conditions. No delay on the part of any party in exercising any right, power or privilege

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hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies, which any party may otherwise have at law or in equity.

   15. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within such State.

   16. NO ASSIGNMENT. This Agreement is not assignable by Consultant, except with InComm's consent, to Prol personally or any entity in which a majority in interest is owned by Consultant, but shall be assignable by InComm upon the consent of Consultant.

   17. HEADINGS. The headings in this Agreement are for reference purpose only and shall not in any way affect the meaning or interpretation of this Agreement.

   18. SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision of any part thereof.

   19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall constitute an original copy hereof, but all of which together shall be considered but one and the same document.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                        INCOMM HOLDINGS CORP.

                                        By: /s/ Luis Alvarez
                                            ----------------
                                            Luis Alvarez, President


                                        DATABASE ENGINEERING CONSULTING, INC.

                                        By: /s/ Angel Prol
                                            --------------
                                            Angel Prol, President


                                        ANGEL PROL

                                        By: /s/ Angel Prol
                                            --------------
                                            Angel Prol

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